RESIDENTIAL ACCREDIT LOANS, INC.
                                    DEPOSITOR
                           RALI SERIES 2004-QS9 TRUST
                                     ISSUER
                         RESIDENTIAL FUNDING CORPORATION
                                 MASTER SERVICER

        MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES, SERIES 2004-QS9

         $ 1,427,741                  0.00%            CLASS A-P CERTIFICATES
--------------------------------------------------------------------------------
                         Supplement dated March 31, 2005
                                       to
                    Prospectus Supplement dated June 24, 2004
                                       to
                       Prospectus dated September 25, 2003

         Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the prospectus supplement dated June 24, 2004.

         The following two paragraphs shall supplement the cover page and the section entitled "Method of Distribution" in the prospectus supplement:

         UBS Securities LLC as the Class PO underwriter will offer the Class A-P Certificates to the public at varying prices to be determined at the time of sale. The proceeds to the depositor from the sale of the Class A-P Certificates to the Class PO underwriter, before deducting expenses payable by the depositor, will be approximately 78.25% of the aggregate certificate principal balance of the Class A-P Certificates. It is expected that delivery of the Class A-P Certificates will be made only in book-entry form through the Same Day Funds Settlement System for DTC on or about April 1, 2005 against payment therefore in immediately available funds. The Class A-P Certificates are subject to the same rules, regulations and procedures as DTC registered certificates as described in the prospectus supplement.

         In accordance with the terms and conditions of a Class PO underwriting agreement, dated March 31, 2005, the Class PO underwriter has agreed to purchase and the depositor has agreed to sell the Class A-P Certificates. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class A-P Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. For purposes of the section entitled "Method of Distribution", the Class PO underwriting agreement, the Class PO underwriter and the Class PO Certificates shall constitute an underwriting agreement, an underwriter and underwritten certificates, respectively, as described in such section. The Class PO underwriter and any dealers that may participate with the Class PO underwriter in the resale of the Class A-P Certificates may receive compensation from the depositor in the form of underwriting compensation or, in the case of dealers, compensation from the Class PO underwriter in the form of discounts, concessions or commissions. The Class PO underwriting agreement provides that the depositor will indemnify the Class PO underwriter, and that under limited circumstances the Class PO underwriter will indemnify the depositor, against some liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof. There is currently no secondary market for the Class A-P Certificates. There can be no assurance that a secondary market will develop, or if it does develop, that it will continue.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         The tables regarding the mortgage loans under the section entitled "Description of the Mortgage Pool--Mortgage Pool Characteristics" in the prospectus supplement shall be deleted in their entirety and replaced with the following tables, which reflect information regarding the mortgage loans as of March 1, 2005, unless otherwise indicated:


                                        CREDIT SCORE OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
CREDIT SCORE RANGE                             LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  ---------
600-619 ..................................           2   $    253,642       0.26%   $126,821      82.38%
620-639 ..................................          18      2,017,535       2.08     112,085      79.48
640-659 ..................................          24      2,151,969       2.22      89,665      78.00
660-679 ..................................          46      5,386,811       5.55     117,105      75.10
680-699 ..................................         103     15,218,733      15.69     147,755      71.09
700-719 ..................................         133     16,930,300      17.46     127,295      68.07
720-739 ..................................         119     18,599,574      19.18     156,299      66.35
740-759 ..................................         114     15,090,338      15.56     132,371      64.66
760-779 ..................................          78     11,721,977      12.09     150,282      62.45
780-799 ..................................          49      7,943,791       8.19     162,118      61.14
800 or Greater ...........................          18      1,669,321       1.72      92,740      57.70
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......         704   $ 96,983,989     100.00%   $137,761      67.14%
                                             =========   ============   ========

         The minimum and maximum credit scores of the mortgage loans were 608 and 814, respectively, and the weighted average credit score of the mortgage loans was 726.

         For substantially all of the Mortgage Loans, the Credit Score was updated prior to March 1, 2005.

                                              OCCUPANCY TYPES OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
OCCUPANCY                                      LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Primary Residence ........................         471   $ 74,049,331      76.35%   $157,217        724      66.63%
Second/Vacation ..........................          10      1,537,630       1.59     153,763        744      72.94
Non Owner-occupied .......................         223     21,397,028      22.06      95,951        731      68.48
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         704   $ 96,983,989     100.00%   $137,761        726      67.14%
                                             =========   ============   ========

                                                      PURPOSE OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
LOAN PURPOSE                                   LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Purchase .................................         122   $ 14,136,692      14.58%   $115,875        729      78.11%
Rate/Term Refinance ......................         254     36,930,814      38.08     145,397        730      62.06
Equity Refinance .........................         328     45,916,483      47.34     139,989        722      67.85
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         704   $ 96,983,989     100.00%   $137,761        726      67.14%
                                             =========   ============   ========

                                             MORTGAGED PROPERTY TYPES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
PROPERTY TYPE                                  LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Single-family detached ...................         470   $ 64,172,696      66.17%   $136,538        724      67.05%
Planned Unit Developments (detached) .....          74     14,055,746      14.49     189,943        720      66.05
Two-to-four-family units .................         112     13,031,368      13.44     116,352        734      67.52
Planned Unit Developments (attached) .....          22      2,181,126       2.25      99,142        724      72.01
Condo Low-Rise (less than 5 stories) .....          16      1,894,676       1.95     118,417        740      67.35
Condo High-Rise (9 stories or more) ......           2        932,468       0.96     466,234        767      68.34
Townhouse ................................           8        715,909       0.74      89,489        740      72.94
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         704   $ 96,983,989     100.00%   $137,761        726      67.14%
                                             =========   ============   ========

                               GEOGRAPHIC DISTRIBUTION OF THE MORTGAGED PROPERTIES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
STATE                                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Alabama ..................................          19   $  1,401,580       1.45%   $ 73,767        710      78.87%
Arkansas .................................           2        126,699       0.13      63,350        748      73.11
Arizona ..................................          17      2,318,096       2.39     136,359        729      68.78
California ...............................         103     26,854,801      27.69     260,726        738      59.17
Colorado .................................          15      2,014,339       2.08     134,289        726      71.49
Connecticut ..............................           6        997,532       1.03     166,255        722      67.20
District of Columbia .....................           1        122,104       0.13     122,104        742      71.00
Delaware .................................           2        135,012       0.14      67,506        714      76.97
Florida ..................................          45      4,972,784       5.13     110,506        723      69.21
Georgia ..................................          15      2,262,142       2.33     150,809        716      72.90
Hawaii ...................................           1         94,473       0.10      94,473        680      90.00
Iowa .....................................           3        149,284       0.15      49,761        692      57.26
Idaho ....................................          13      1,416,424       1.46     108,956        709      65.73
Illinois .................................          13      1,362,647       1.41     104,819        741      60.55
Indiana ..................................           5        266,875       0.28      53,375        700      67.32
Kansas ...................................          12        931,007       0.96      77,584        730      70.69
Louisiana ................................           3        257,317       0.27      85,772        691      84.73
Massachusetts ............................          11      1,809,323       1.87     164,484        732      46.27
Maryland .................................           9      1,306,561       1.35     145,173        712      62.04
Maine ....................................           3        269,119       0.28      89,706        749      51.54
Michigan .................................          18      2,108,100       2.17     117,117        730      74.38
Minnesota ................................           6      1,150,802       1.19     191,800        745      64.62
Missouri .................................          21      1,673,947       1.73      79,712        708      69.40
Mississippi ..............................           4        239,318       0.25      59,830        713      65.44
Montana ..................................           4        511,009       0.53     127,752        700      78.32
North Carolina ...........................          27      3,745,044       3.86     138,705        731      70.41
North Dakota .............................           1         32,775       0.03      32,775        772      80.00
Nebraska .................................           2        123,556       0.13      61,778        745      76.73
New Hampshire ............................           6        785,648       0.81     130,941        732      55.35
New Jersey ...............................          11      1,951,219       2.01     177,384        730      71.31
New Mexico ...............................           6        672,115       0.69     112,019        707      81.34
Nevada ...................................           6      1,166,809       1.20     194,468        716      64.61
New York .................................          24      3,257,665       3.36     135,736        722      64.82
Ohio .....................................          15      1,317,543       1.36      87,836        711      75.88
Oklahoma .................................          13      1,053,695       1.09      81,053        713      81.30
Oregon ...................................           9      1,171,562       1.21     130,174        720      75.10
Pennsylvania .............................          12      1,199,115       1.24      99,926        707      75.21
Rhode Island .............................           6        788,287       0.81     131,381        720      54.75
South Carolina ...........................           8        804,823       0.83     100,603        686      76.42
Tennessee ................................          10        941,869       0.97      94,187        752      75.03
Texas ....................................         147     17,050,913      17.58     115,993        717      73.92
Utah .....................................           7      1,124,528       1.16     160,647        713      77.26
Virginia .................................          13      1,312,611       1.35     100,970        732      71.68
Vermont ..................................           2        657,997       0.68     328,999        788      29.21
Washington ...............................          24      2,779,431       2.87     115,810        714      72.18
Wisconsin ................................           3        179,445       0.19      59,815        684      77.65
Wyoming ..................................           1        116,041       0.12     116,041        712      89.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         704   $ 96,983,989     100.00%   $137,761        726      67.14%
                                             =========   ============   ========

----------

No more than 1.0% of the mortgage loans were secured by mortgaged properties located in any one zip code area in California and no more than 1.0% of the mortgage loans were secured by mortgaged properties located in any one zip code area outside California.

                                    DOCUMENTATION TYPES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
DOCUMENTATION TYPE                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
Full Documentation .......................         206   $ 30,234,541      31.17%   $146,770        724      69.54%
Reduced Documentation ....................         498     66,749,448      68.83     134,035        726      66.06
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         704   $ 96,983,989     100.00%   $137,761        726      67.14%
                                             =========   ============   ========

         No more than 25.0% of the reduced loan documentation mortgage loans were secured by mortgaged properties located in California. For purposes of the above table, reduced documentation includes mortgage loans which were underwritten under a no stated income or no income/no asset program.

         Approximately 3.9% of the mortgage loans were underwritten pursuant to a streamlined refinancing documentation program, which permits mortgage loans to be refinanced with only limited verification or updating of underwriting information obtained at the time that the refinanced mortgage loan was underwritten. See "The Trusts--Underwriting Policies--General Standards" in the prospectus.


                                                  MORTGAGE RATES

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
MORTGAGE RATES (%)                             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.375 - 4.499 ............................           2   $    859,365       0.89%   $429,682        763      34.74%
4.500 - 4.624 ............................           1        532,026       0.55     532,026        730      25.00
4.750 - 4.874 ............................           3      1,149,195       1.18     383,065        771      74.33
4.875 - 4.999 ............................          19      5,508,170       5.68     289,904        729      60.15
5.000 - 5.124 ............................          17      4,896,372       5.05     288,022        750      56.64
5.125 - 5.249 ............................          42      9,757,295      10.06     232,317        738      59.87
5.250 - 5.374 ............................          54      7,425,107       7.66     137,502        727      66.78
5.375 - 5.499 ............................         103     15,460,529      15.94     150,102        725      67.37
5.500 - 5.624 ............................          78      9,660,473       9.96     123,852        719      70.16
5.625 - 5.749 ............................          61      8,595,080       8.86     140,903        719      71.49
5.750 - 5.874 ............................          76      8,772,056       9.04     115,422        721      69.95
5.875 - 5.999 ............................          86      9,084,495       9.37     105,634        727      69.76
6.000 - 6.124 ............................          38      3,624,468       3.74      95,381        731      71.66
6.125 - 6.249 ............................          38      3,904,537       4.03     102,751        713      68.33
6.250 - 6.374 ............................          25      2,440,562       2.52      97,622        701      77.25
6.375 - 6.499 ............................          25      2,233,322       2.30      89,333        720      74.80
6.500 - 6.624 ............................          13      1,276,476       1.32      98,190        709      74.33
6.625 - 6.749 ............................          12      1,024,142       1.06      85,345        700      73.81
6.750 - 6.874 ............................           6        458,443       0.47      76,407        702      78.55
6.875 - 6.999 ............................           1         48,096       0.05      48,096        653      44.00
7.000 - 7.124 ............................           1         48,380       0.05      48,380        683      56.00
7.125 - 7.249 ............................           1        118,005       0.12     118,005        780      90.00
7.250 - 7.374 ............................           1         43,719       0.05      43,719        686      75.00
7.500 - 7.624 ............................           1         63,675       0.07      63,675        666      95.00
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         704   $ 96,983,989     100.00%   $137,761        726      67.14%
                                             =========   ============   ========

         As of March 1, 2005, the weighted average mortgage rate of the mortgage loans was approximately 5.5263% per annum.

                                  NET MORTGAGE RATES OF DISCOUNT MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
NET MORTGAGE RATE (%)                          LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
4.095 ....................................           2   $    859,365       0.89%   $429,682        763      34.74%
4.220 ....................................           1        532,026       0.55     532,026        730      25.00
4.470 ....................................           3      1,149,195       1.18     383,065        771      74.33
4.595 ....................................          19      5,508,170       5.68     289,904        729      60.15
4.720 ....................................          17      4,896,372       5.05     288,022        750      56.64
4.845 ....................................          42      9,757,295      10.06     232,317        738      59.87
4.970 ....................................          54      7,425,107       7.66     137,502        727      66.78
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         138   $ 30,127,531      31.06%   $218,315        737      60.32%
                                             =========   ============   =======

         As of March 1, 2005, the weighted average of the Discount Fractions of the Discount Mortgage Loans was approximately 4.738991782%.


                                ORIGINAL PRINCIPAL BALANCES OF THE MORTGAGE LOANS

                                                                        PERCENT                WEIGHTED   WEIGHTED
                                             NUMBER OF                     OF       AVERAGE    AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT      LTV
ORIGINAL MORTGAGE LOAN BALANCE ($)             LOANS       BALANCE       LOANS      BALANCE     SCORE      RATIO
------------------------------------------   ---------   ------------   --------    --------   --------   --------
100,000 or less ..........................         368   $ 26,307,036      27.13%   $ 71,487        724      68.54%
100,001 to 200,000 .......................         211     28,131,695      29.01     133,326        721      68.44
200,001 to 300,000 .......................          60     13,737,755      14.16     228,963        719      65.82
300,001 to 400,000 .......................          27      8,901,505       9.18     329,685        723      69.10
400,001 to 500,000 .......................          20      8,810,355       9.08     440,518        724      71.39
500,001 to 600,000 .......................           9      4,844,595       5.00     538,288        757      57.09
600,001 to 700,000 .......................           7      4,322,040       4.46     617,434        753      58.66
900,001 to 1,000,000 .....................           2      1,929,010       1.99     964,505        751      54.50
                                             ---------   ------------   --------    --------   --------   --------
Total, Average or Weighted Average .......         704   $ 96,983,989     100.00%   $137,761        726      67.14%
                                             =========   ============   ========


                                   ORIGINAL LTV RATIOS OF THE MORTGAGE LOANS

                                                                                               WEIGHTED
                                             NUMBER OF                  PERCENT OF  AVERAGE    AVERAGE
                                             MORTGAGE     PRINCIPAL     MORTGAGE    PRINCIPAL   CREDIT
ORIGINAL LTV RATIO (%)                         LOANS       BALANCE       LOANS      BALANCE     SCORE
------------------------------------------   ---------   ------------   ----------  ---------  --------
50.00 or less ............................         118   $ 15,816,533      16.31%   $134,038        741
50.01-55.00 ..............................          38      6,649,173       6.86     174,978        740
55.01-60.00 ..............................          39      5,416,295       5.58     138,879        723
60.01-65.00 ..............................          57      7,406,144       7.64     129,932        739
65.01-70.00 ..............................          78     12,053,176      12.43     154,528        734
70.01-75.00 ..............................          91     13,022,497      13.43     143,104        721
75.01-80.00 ..............................         198     27,560,867      28.42     139,196        715
80.01-85.00 ..............................          18      2,237,301       2.31     124,295        718
85.01-90.00 ..............................          51      5,274,113       5.44     103,414        703
90.01-95.00 ..............................          14      1,307,871       1.35      93,419        721
95.01-100.00 .............................           2        240,018       0.25     120,009        728
                                             ---------   ------------   --------    --------   --------
Total, Average or Weighted Average .......         704   $ 96,983,989     100.00%   $137,761        726
                                             =========   ============   ========

The weighted average LTV ratio at origination of the mortgage loans was approximately 67.14%.

         The decrement table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment Considerations--Weighted Average Life" in the prospectus supplement shall be deleted in its entirety and replaced with the following decrement table:

                       PERCENT OF INITIAL CERTIFICATE PRINCIPAL BALANCE OUTSTANDING AT THE
                                FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

                                                                           CLASS A-P CERTIFICATES
                                                           ----------------------------------------------------
                                                             0%        50%       100%        150%         200%
                                                           ------   --------   --------   ----------    -------
DISTRIBUTION DATE
-----------------
March 2005.............................................     100%       100%      100%        100%         100%
March 2006.............................................      95         86        78          69           61
March 2007.............................................      90         74        60          48           37
March 2008.............................................      84         63        46          33           22
March 2009.............................................      78         54        35          22           13
March 2010.............................................      72         45        27          15            8
March 2011.............................................      66         37        20          10            5
March 2012.............................................      59         30        15           6            3
March 2013.............................................      52         24        11           4            1
March 2014.............................................      44         19         7           3            1
March 2015.............................................      36         14         5           2            *
March 2016.............................................      28         10         3           1            *
March 2017.............................................      19          6         2           *            *
March 2018.............................................      10          3         1           *            *
March 2019.............................................       0          0         0           0            0
Weighted Average Life in Years** (to Maturity).........       7.84       5.18      3.60        2.63         1.99

------------
*     Indicates a number that is greater than zero but less than 0.5%.
** The weighted average life of an offered certificate is determined by (i) multiplying the net reduction, if any, of Certificate Principal Balance by the number of years from the date of issuance of the offered certificate to the related Distribution Date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Certificate Principal Balance described in (i) above.

THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The decrement table above and the pre-tax yield to maturity table below assume, among other things, the following structuring assumptions:

         o    the Class A-P Certificates will be purchased on March 31, 2005;

         o the scheduled monthly payment for each mortgage loan has been based on its outstanding balance and interest rate as of March 1, 2005 and remaining amortization term so that the mortgage loan will amortize in amounts sufficient for repayment thereof over its remaining term to maturity; and

         o as of March 1, 2005, the mortgage loans have the following weighted average characteristics:

                                 ASSUMED MORTGAGE CHARACTERISTICS

                                                     DISCOUNT MORTGAGE        NON-DISCOUNT
              ASSUMED PURCHASE PRICE                       LOANS             MORTGAGE LOANS
------------------------------------------------     -----------------       -----------------
Aggregate principal balance ....................      $30,127,530.71         $66,856,458.44
Weighted average mortgage rate .................        5.0430504109%          5.7441000000%
Weighted average servicing fee rate.............        0.2800000000%          0.3300000000%
Weighted average original term to maturity
(months) .......................................                 179                    179
Weighted average remaining term
to maturity (months) ...........................                 168                    168

         The pre-tax yield to maturity table for the Class A-P Certificates under the section entitled "Certain Yield and Prepayment
Considerations--Principal Only Certificate and Variable Strip Certificate Yield Considerations" in the prospectus supplement shall be deleted in its entirety and replaced with the following pre-tax yield to maturity table:

                                              PRE-TAX YIELD TO MATURITY OF THE CLASS A-P
                                CERTIFICATES AT THE FOLLOWING PERCENTAGES OF THE PREPAYMENT ASSUMPTION

     ASSUMED PURCHASE PRICE             0%              50%             100%            150%              200%
------------------------------      ---------        ----------       --------        ---------       -----------
$1,074,411....................        3.807%           6.042%          9.000%          12.645%          16.985%


THIS TABLE HAS BEEN PREPARED BASED ON THE STRUCTURING ASSUMPTIONS INDICATED IN THE PROSPECTUS SUPPLEMENT AND AS SUPPLEMENTED BY THIS SUPPLEMENT, INCLUDING THE ASSUMPTIONS REGARDING THE CHARACTERISTICS AND PERFORMANCE OF THE MORTGAGE LOANS WHICH DIFFER FROM THE ACTUAL CHARACTERISTICS AND PERFORMANCE THEREOF, AND SHOULD BE READ IN CONJUNCTION THEREWITH.

         The second and third paragraph and the servicer delinquency tables under the section entitled "Pooling and Servicing Agreement--The Master Servicer" in the prospectus supplement shall be deleted in their entirety and replaced with the following:

         The following tables set forth information concerning the delinquency experience, including pending foreclosures, on one- to four-family residential mortgage loans that generally complied with Residential Funding Corporation's Expanded Criteria Program at the time of purchase by Residential Funding Corporation and were being master serviced by Residential Funding Corporation on December 31, 1999, December 31, 2000, December 31, 2001, December 31, 2002, December 31, 2003 and December 31, 2004.

         As used in this prospectus supplement, a loan is considered to be "30 to 59 days" or "30 or more days" delinquent when a payment due on any due date remains unpaid as of the close of business on the last business day immediately prior to the next following monthly due date. The determination as to whether a loan falls into this category is made as of the close of business on the last business day of each month. Delinquency information presented in this prospectus supplement as of March 1, 2005 is determined and prepared as of the close of business on the last business day immediately prior to March 1, 2005.


                                    EXPANDED CRITERIA MORTGAGE PROGRAM DELINQUENCY EXPERIENCE(1)


                          AT DECEMBER 31, 1999   AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  92,149   $10,513,716   104,820   $12,512,690   101,210   $12,635,058   99,386   $12,962,473
Period of Delinquency
30 to 59 days ...........   1,602       192,517     2,082       244,557     2,324       289,263    2,147       280,302
60 to 89 days ...........     236        28,610       372        44,459       477        64,448      488        63,986
90 days or more(2) ......     307        35,045       409        44,171       516        62,039      644        84,033
Foreclosures Pending ....     273        32,685       446        55,203       602        81,640      769       102,671
                           ------   -----------   -------   -----------   -------   -----------   ------   -----------
Total Delinquent Loans ..   2,418   $   288,858     3,309   $   388,390     3,919   $   497,389    4,048   $   530,992
                           ======   ===========   =======   ===========   =======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.624%        2.747%    3.157%        3.104%    3.872%        3.937%   4.073%        4.096%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio .... 101,112   $14,114,861   106,211   $15,669,395
Period of Delinquency
30 to 59 days ...........   2,182       284,482     2,032       282,672
60 to 89 days ...........     526        70,816       409        51,071
90 days or more(2) ......     696        94,223       555        70,963
Foreclosures Pending ....     787       103,707       747        88,396
                          -------   -----------   -------   -----------
Total Delinquent Loans ..   4,191   $   553,228     3,743   $   493,102
                          =======   ===========   =======   ===========
Percent of Loan
Portfolio ...............   4.145%        3.919%    3.524%        3.147%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.



                         EXPANDED CRITERIA MORTGAGE PROGRAM REDUCED DOCUMENTATION DELINQUENCY EXPERIENCE(1)


                         AT DECEMBER 31, 1999    AT DECEMBER 31, 2000     AT DECEMBER 31, 2001     AT DECEMBER 31, 2002
                         ---------------------  -----------------------  -----------------------  ----------------------
                           BY      BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR       BY       BY DOLLAR
                          NO. OF   AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF     NO. OF     AMOUNT OF
                          LOANS      LOANS        LOANS       LOANS        LOANS       LOANS        LOANS       LOANS
                         -------  ------------  ---------  ------------  ---------  ------------  --------  ------------
                          (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN       (DOLLAR AMOUNTS IN
                              THOUSANDS)               THOUSANDS)               THOUSANDS)               THOUSANDS)
Total Loan Portfolio ....  37,066   $ 5,021,100    44,520   $ 6,234,461    45,103   $ 6,477,882   45,867   $ 6,776,784
Period of Delinquency
30 to 59 days ...........     573        83,679       742       104,823       901       131,032      893       131,270
60 to 89 days ...........      65        11,033       118        17,904       185        29,788      216        33,636
90 days or more(2) ......      77        13,377       123        17,598       165        27,231      206        37,139
Foreclosures Pending ....      80        12,263       113        19,378       198        34,074      251        41,335
                           ------   -----------    ------   -----------    ------   -----------   ------   -----------
Total Delinquent Loans ..     795   $   120,353     1,096   $   159,703     1,449   $   222,125    1,566   $   243,380
                           ======   ===========    ======   ===========    ======   ===========   ======   ===========
Percent of Loan
Portfolio ...............   2.145%        2.397%    2.462%        2.562%    3.213%        3.429%   3.414%        3.591%

[TABLE CONTINUED]
                            AT DECEMBER 31, 2003    AT DECEMBER 31,2004
                           ----------------------  ----------------------
                              BY       BY DOLLAR      BY       BY DOLLAR
                            NO. OF     AMOUNT OF    NO. OF     AMOUNT OF
                             LOANS       LOANS       LOANS       LOANS
                           --------  ------------  --------  ------------
                             (DOLLAR AMOUNTS IN      (DOLLAR AMOUNTS IN
                                  THOUSANDS)              THOUSANDS)
Total Loan Portfolio ....  51,824   $ 8,071,748    56,271   $ 9,191,522
Period of Delinquency
30 to 59 days ...........     934       142,682       946       161,218
60 to 89 days ...........     216        35,031       186        26,348
90 days or more(2) ......     258        43,618       225        34,430
Foreclosures Pending ....     279        44,333       268        42,461
Total Delinquent Loans ..   1,687   $   265,664     1,625   $   264,457
Percent of Loan
Portfolio ...............   3.255%        3.291%    2.888%        2.877%

---------------------
(1) The table relates only to the mortgage loans referred to above.
(2) Does not include foreclosures pending.

         The following shall supplement the information under the Section entitled "Use of Proceeds":

         The net proceeds from the sale of the Class A-P Certificates to the Class PO underwriter will be paid to the depositor. The depositor will use the proceeds to purchase the Class A-P Certificates from Residential Funding Corporation.

         Attached to this supplement as Appendix A is the most recent monthly statement to certificateholders, which includes, among other things, delinquency and loss information as of the date of such monthly statement. This monthly statement is included as part of this supplement and each monthly statement to certificateholders filed with the Securities and Exchange Commission is hereby incorporated by reference. Any monthly statements to certificateholders will be made available upon request by contacting the trustee as described in the prospectus supplement.

                               UBS INVESTMENT BANK
                              CLASS PO UNDERWRITER

         This supplement may be used to offer or sell the certificates offered hereby only if accompanied by the prospectus supplement and prospectus.

         Dealers will be required to deliver a supplement, prospectus supplement and prospectus when acting as underwriters of the certificates offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a supplement, prospectus supplement and prospectus until ninety days after the date of this supplement.

                                                                      APPENDIX A

                     MONTHLY STATEMENT TO CERTIFICATEHOLDERS

Run:        04/04/05     17:05:08                                    REPT1B.FRG
Page:         1 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS9(POOL # 4876) STATEMENT TO CERTIFICATEHOLDERS

DISTRIBUTION SUMMARY FOR POOL#   4876
_______________________________________________________________________________
                                       PRINCIPAL       CURRENT
                     ORIGINAL       BALANCE BEFORE   PASS-THROUGH    PRINCIPAL
CLASS   CUSIP       FACE VALUE       DISTRIBUTION       RATE       DISTRIBUTION
_______________________________________________________________________________
A-1     76110HVH9   100,542,000.00  93,303,841.98     5.000000  %  1,350,324.96
A-P     76110HVJ5     1,525,197.79   1,434,083.96     0.000000  %      6,342.76
A-V     76110HVK2             0.00           0.00     0.286257  %          0.00
R                           100.00           0.00     5.000000  %          0.00
M-1     76110HVM8     1,997,400.00   1,937,929.66     5.000000  %      7,589.72
M-2     76110HVN6       262,800.00     254,975.43     5.000000  %        998.59
M-3     76110HVP1       367,900.00     356,946.19     5.000000  %      1,397.95
B-1     76110HVQ9       157,700.00     153,004.66     5.000000  %        599.23
B-2     76110HVR7       105,100.00     101,970.77     5.000000  %        399.36
B-3     76110HVS5       157,695.72     153,000.51     5.000000  %        599.22

-------------------------------------------------------------------------------
                  105,115,893.51    97,695,753.16                  1,368,251.79
===============================================================================
_______________________________________________________________________________
                                                                      REMAINING
            INTEREST         TOTAL         DEFERRED    REALIZED       PRINCIPAL
           DISTRIBUTION   DISTRIBUTION     INTEREST     LOSSES         BALANCE
_______________________________________________________________________________
A-1       388,766.01  1,739,090.97            0.00       0.00     91,953,517.02
A-P             0.00      6,342.76            0.00       0.00      1,427,741.20
A-V        23,305.11     23,305.11            0.00       0.00              0.00
R               0.00          0.00            0.00       0.00              0.00
M-1         8,074.71     15,664.43            0.00       0.00      1,930,339.94
M-2         1,062.40      2,060.99            0.00       0.00        253,976.84
M-3         1,487.28      2,885.23            0.00       0.00        355,548.24
B-1           637.52      1,236.75            0.00       0.00        152,405.43
B-2           424.88        824.24            0.00       0.00        101,571.41
B-3           637.50      1,236.72            0.00       0.00        152,401.29

-------------------------------------------------------------------------------
          424,395.41  1,792,647.20            0.00       0.00     96,327,501.37
===============================================================================
_______________________________________________________________________________



AMOUNTS PER $1,000 UNIT
_______________________________________________________________________________
       BEGINNING                                                        ENDING
       BALANCE    PRINCIPAL     INTEREST      TOTAL      DEFERRED       BALANCE
CLASS  FACTOR     FACTOR        FACTOR     DISTRIBUTION  INTEREST       FACTOR
_______________________________________________________________________________
A-1     928.008613   13.430457     3.866703    17.297160   0.000000  914.578157
A-P     940.260970    4.158641     0.000000     4.158641   0.000000  936.102330
A-V       0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
R         0.000000    0.000000     0.000000     0.000000   0.000000    0.000000
M-1     970.226123    3.799800     4.042610     7.842410   0.000000  966.426324
M-2     970.226133    3.799810     4.042618     7.842428   0.000000  966.426324
M-3     970.226133    3.799810     4.042620     7.842430   0.000000  966.426324
B-1     970.226133    3.799810     4.042613     7.842423   0.000000  966.426324
B-2     970.226133    3.799810     4.042626     7.842436   0.000000  966.426324
B-3     970.226110    3.799786     4.042595     7.842381   0.000000  966.426324

_______________________________________________________________________________


DETERMINATION DATE       23-March-05
DISTRIBUTION DATE        25-March-05

Run:     04/04/05     17:05:08                                        rept2.frg
Page:      2 of 2
               RESIDENTIAL FUNDING CORPORATION (MASTER SERVICER)
                   RESIDENTIAL ACCREDIT LOANS, INC. (COMPANY)
 MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES SERIES 2004-QS9 (POOL #  4876)
                    STATEMENT TO CERTIFICATEHOLDERS
              ADDITIONAL RELATED INFORMATION FOR POOL 4876
_______________________________________________________________________________

SERVICING COMPENSATION RECEIVED BY SUB-SERVICER                       20,366.24
SERVICING COMPENSATION RECEIVED BY MASTER SERVICER                     5,066.85

SUBSERVICER ADVANCES THIS MONTH                                       11,835.07
MASTER SERVICER ADVANCES THIS MONTH                                        0.00


                                                          NUMBER OF   PRINCIPAL
DELINQUENCIES:                                              LOANS      BALANCE

 (A)  ONE MONTHLY PAYMENT:                                    14   1,114,612.70

 (B)  TWO MONTHLY PAYMENTS:                                    1     202,336.75

 (C)  THREE OR MORE MONTHLY PAYMENTS:                          0           0.00


FORECLOSURES
  NUMBER OF LOANS                                                             2
  AGGREGATE PRINCIPAL BALANCE                                        114,965.59

SCHEDULED PRINCIPAL BALANCE OF MORTGAGE LOANS AFTER
DISTRIBUTION                                                      96,327,501.38

AGGREGATE NUMBER OF LOANS IN THE POOL AS OF THE
DETERMINATION DATE                                                          699

NUMBER OF REO LOANS ACQUIRED
INCLUDING ANY PENDING CASH LIQUIDATIONS                                       0

BOOK VALUE OF REAL ESTATE ACQUIRED THROUGH
FORECLOSURE OR GRANT OF A DEED IN LIEU OF
FORECLOSURE, INCLUDING ANY PENDING CASH LIQUIDATIONS                       0.00

REMAINING SUBCLASS INTEREST SHORTFALL                                      0.00

CLASS A SHORTFALL (PRINCIPAL)                                              0.00
CLASS A SHORTFALL (INTEREST)                                               0.00

TOTAL PREPAYMENTS INCLUDED IN THIS DISTRIBUTION                      985,355.44

TOTAL REPURCHASES INCLUDED IN THIS DISTRIBUTION                            0.00

DISTRIBUTION PERCENTAGES:
                                     SENIOR        CLASS M        CLASS B
CURRENT DISTRIBUTION         96.92730500 %     2.64887500 %    0.41759840 %
PREPAYMENT PERCENT          100.00000000 %     0.00000000 %    0.00000000 %
NEXT DISTRIBUTION            96.89541600 %     2.63669771 %    0.42821830 %

      BANKRUPTCY AMOUNT AVAILABLE                         150,000.00
      FRAUD AMOUNT AVAILABLE                            2,365,108.00
      SPECIAL HAZARD AMOUNT AVAILABLE                   1,998,800.00

ENDING GROSS WEIGHTED AVERAGE INTEREST RATE                          5.52422773
ENDING WEIGHTED AVERAGE MATURITY, IN MONTHS                              167.60

POOL TRADING FACTOR:                                                91.63933080